            Exhibit 10.10

THIRD AMENDMENT TO SINGLE TENANT ABSOLUTE NET LEASE
THIS THIRD AMENDMENT TO SINGLE TENANT ABSOLUTE NET LEASE (this “Amendment”) is entered into as of this 1st day of January, 2016 (the “Third Amendment Date”), by and between 10165 MCKELLAR COURT, L.P., a California limited partnership (“Landlord”), and QUIDEL CORPORATION, a Delaware corporation (“Tenant”).
RECITALS
A.WHEREAS, Landlord and Tenant are parties to that certain Single Tenant Absolute Net Lease dated as of December 20, 1999, as amended by that certain First Amendment to Single Tenant Absolute Net Lease dated as of December 20, 1999 and that certain Second Amendment to Single Tenant Absolute Net Lease dated as of December 21, 2009 (collectively as amended, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord consisting of the building located at 10165 McKellar Court, San Diego, California;
B.WHEREAS, Landlord and Tenant desire to extend the initial Lease Term; and
C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.Lease Term Extension. As of the Third Amendment Date, the initial Lease Term is hereby extended for one (1) additional year, and the Initial Lease Term Expiration Date is hereby amended to be December 31, 2020. From and after the Third Amendment Date, any references in the Lease to the Lease Term shall mean the Lease Term as extended pursuant to this Amendment. The extension of the initial Lease Term set forth in this Amendment shall not constitute Tenant’s exercise of any of its extension options pursuant to the Existing Lease and such options remain in full force and effect as set forth in the Existing Lease.
3.Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything

BioMed Realty form dated 3/27/15

contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the Third Amendment Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy of the Premises or to pay for any improvements to the Premises, except as may be expressly provided in the Lease.
4.Broker. Each of Landlord and Tenant (in such capacity, the “Indemnifying Party”) represents and warrants to the other party (in such capacity, the “Indemnified Party”) that the Indemnifying Party has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at the Indemnified Party’s option and with counsel reasonably acceptable to the Indemnified Party, at the Indemnifying Party’s sole cost and expense) and hold harmless the Indemnified Party and its affiliates and their respective shareholders, members, directors, officers and employees and their respective successors and assigns for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by the Indemnifying Party or claiming to have been employed or engaged by the Indemnifying Party.
5.No Default. Landlord and Tenant each represents, warrants and covenants to the other that, to the best of its knowledge, neither party is in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
6.Notices. Notwithstanding anything in the Lease to the contrary, any notice, consent, demand, invoice, statement or other communication required or permitted to be given under the Lease shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in (a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with subsection (a); (y) one business (1) day after deposit with a reputable international overnight delivery service, if given if given in accordance with subsection (b); or (z) upon transmission, if given in accordance with subsection (c). Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:
Quidel Corporation
12544 High Bluff Drive, Suite 200
San Diego, California 92130
Attention: Randy Steward

7.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

8.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
9.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
10.Authority. Each of Landlord and Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment on its behalf have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
11.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.
LANDLORD:
10165 MCKELLAR COURT, L.P.,
a California limited partnership
By: BMR 10165 McKellar Court GP, LLC, its General Partner

By:	/s/ Karen A. Sztraicher
Name:	Karen A. Sztraicher
Its:	Executive VP, Asset Management

TENANT:
QUIDEL CORPORATION,
a Delaware corporation

By:	/s/ Randall Steward
Name:	Randall J. Steward
Its:	Chief Financial Officer

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